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                                                                    EXHIBIT 23-2

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Northrop Grumman Corporation on Form S-3 filed pursuant to Rule 462(b) of the Securities Act of 1933, which Registration Statement incorporates by reference the Registration Statement of Northrop Grumman Corporation on Form S-3 (No. 333-71290), of our report dated October 10, 2000, appearing in the Annual Report on Form 10-K of Litton Industries, Inc. for the year ended July 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
Los Angeles, California
November 16, 2001